EXHIBIT 99.1

VCAT Reports Results for the Three and Six Months

Ended December 31, 2005

San Diego, California, February 13, 2006 – Venture Catalyst Incorporated (“VCAT”) (OTCBB: VCAT), today reported operating results for the three and six months ended December 31, 2005.

Three Months Ended December 31, 2005 Results

VCAT reported net income for the three months ended December 31, 2005, of $52 or nil per share. This compares with a net loss of $13,000, or nil per share, for the three months ended December 31, 2004.

Revenues for the three months ended December 31, 2005 were $2,065,000, as compared to $1,745,000 during the three months ended December 31, 2004. Revenues from consulting services in the current period were $1,942,000, compared to $1,725,000 earned during the same period in the prior year. Revenues from software products and related services in the current period were $123,000, as compared to $20,000 in the same period last year.

Costs of revenues were $1,078,000 during the three months ended December 31, 2005, as compared to $884,000 during the three months ended December 31, 2004.

Operating expenses, consisting of general and administrative, sales and marketing, and research and development, were $1,320,000 during the three months ended December 31, 2005, compared to $924,000 during the three months ended December 31, 2004.

Other income was $333,000 during the three months ended December 31, 2005, compared to $29,000 during the three months ended December 31, 2004.

For the three months ended December 31, 2005, VCAT did not record an income tax benefit or provision. VCAT recorded an income tax benefit for the three months ended December 31, 2004 of $21,000.

Six Months Ended December 31, 2005 Results

VCAT reported a net loss for the six months ended December 31, 2005, of $85,000 or $0.01 loss per share. This compares with a net loss of $70,000, or $0.01 loss per share, for the six months ended December 31, 2004.

Revenues for the six months ended December 31, 2005 were $4,136,000, as compared to $3,489,000 during the six months ended December 31, 2004. Revenues from consulting services in the current period were $3,889,000, compared to $3,450,000 earned during the same period in the prior year. Revenues from software products and related services in the current period were $248,000, as compared to $39,000 in the same period last year.

Costs of revenues were $2,071,000 during the six months ended December 31, 2005, as compared to $1,913,000 during the six months ended December 31, 2004.

Operating expenses, consisting of general and administrative, sales and marketing, and research and development, were $2,677,000 during the six months ended December 31, 2005, compared to $1,797,000 during the six months ended December 31, 2004.

Other income was $412,000 during the six months ended December 31, 2005, compared to $43,000 during the six months ended December 31, 2004.

For the six months ended December 31, 2005, VCAT recorded an income tax benefit of $114,000. VCAT recorded an income tax benefit for the six months ended December 31, 2004 of $109,000.

As of December 31, 2005, VCAT’s unrestricted cash and cash equivalents balance was $4,137,000.

About Venture Catalyst Incorporated

VCAT is a provider of consulting services and technology in the gaming and hospitality market. VCAT is headquartered in San Diego, California, and has offices in Las Vegas, Nevada.

VENTURE CATALYST INCORPORATED

CONSOLIDATED STATEMENTS OF OPERATIONS

For the Three Months Ended December 31,

(Unaudited)

	2005	2004
Revenues:
Consulting services	$1,942,275	$1,725,000
Software products and related services	123,184	19,848

Total revenues	2,065,459	1,744,848
Cost of revenues:
Consulting services	856,669	630,115
Software products and related services	221,162	254,163

Total cost of revenues	1,077,831	884,278

Gross profit	987,628	860,570

Operating expenses:
General and administrative	1,073,631	755,052
Sales and marketing	185,279	156,520
Research and development	61,359	12,139

Total operating expenses	1,320,269	923,711

Operating loss	(332,641)	(63,141)

Other income:
Interest income	32,693	12,631
Litigation settlement	300,000	—
Other gains	—	16,339

Other income	332,693	28,970

Net income (loss) before income tax provision	52	(34,171)
Income tax benefit	—	21,000

Net income (loss)	$52	(13,171)

Basic and diluted income (loss) per share:
Net income (loss) per share—basic	$.00	$(.00)

Net income (loss) per share—diluted	$.00	$(.00)

Weighted average common shares outstanding
Basic	7,206,598	7,206,598

Diluted	7,732,857	7,206,598

VENTURE CATALYST INCORPORATED

CONSOLIDATED STATEMENTS OF OPERATIONS

For the Six Months Ended December 31,

(Unaudited)

	2005	2004
Revenues:
Consulting services	$3,888,736	$3,450,000
Software products and related services	247,754	38,971

Total revenues	4,136,490	3,488,971
Cost of revenues:
Consulting services	1,571,209	1,243,662
Software products and related services	499,466	669,181

Total cost of revenues	2,070,675	1,912,843

Gross profit	2,065,815	1,576,128

Operating expenses:
General and administrative	2,092,946	1,400,015
Sales and marketing	460,112	372,459
Research and development	123,796	24,975

Total operating expenses	2,676,854	1,797,449

Operating loss	(611,039)	(221,321)

Other income:
Interest income	64,745	26,018
Litigation settlement	347,000	—
Other gains	—	16,606

Other income	411,745	42,624

Net loss before income tax benefit	(199,294)	(178,697)
Income tax benefit	114,000	109,000

Net loss	$(85,294)	(69,697)

Basic and diluted loss per share:
Net loss per share—basic	$(.01)	$(.01)

Net loss per share—diluted	$(.01)	$(.01)

Weighted average common shares outstanding
Basic	7,206,598	7,206,598

Diluted	7,206,598	7,206,598